Exhibit 99.1

CONSENT OF PROPTESTER, INC.
We hereby consent to the references to our company’s name in the 2015 Annual Report on Form 10-K for the Year Ended December 31, 2015 (the “Annual Report”) of U.S. Silica Holdings, Inc. (the “Company”) and the quotation by the Company in the Annual Report from the 2014 Proppant Market Report, published February 2015. We also hereby consent to the filing of this letter as an exhibit to the Annual Report.

PROPTESTER, INC.

By:	/s/ Ian Renkes
	Name:	Ian Renkes
	Title:	VP of Operations
February 24, 2016